EXHIBIT 23.3

RALPH E. DAVIS ASSOCIATES, INC.

CONSULTANTS – PETROLEUM AND NATURAL GAS

HOUSTON, TEXAS

1717 St. James Place, Suite 460

Houston, Texas 77056

(713) 622-8955 Telefax (713) 626-3664

August 12, 2010

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Miller Petroleum, Inc. (the “Registration Statement”) of the name Ralph E. Davis Associates, Inc., to the inclusion of our report entitled “Cook Inlet Energy Estimated Future Reserves and Income as of April 30, 2010 SEC Parameters” with an effective date of April 30, 2010 filed as Exhibit 99.1 to the Annual Report on Form 10-K for the year ended April 30, 2010 of Miller Petroleum, Inc. appearing in the Registration Statement and to the references to our audits of Miller Petroleum, Inc.’s reserves estimates as of April 30, 2010. We also consent to all references to us contained in such Registration Statement, including in the prospectus, under the heading “Experts”.

/s/ L.B. Branum
L. B. Branum
Vice President

/s/ Ralph E. Davis Associates, Inc.
Ralph E. Davis Associates, Inc.
Texas Registered Engineering Firm F-1529
Houston, Texas